EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CSI COMPRESSCO LP
ANNOUNCES SECOND QUARTER 2016 RESULTS

Midland, Texas (August 5, 2016) - CSI Compressco LP (CSI Compressco or the Partnership) (NASDAQ: CCLP) today announced second quarter 2016 consolidated results. Highlights of the second quarter 2016 results include:

•	Second quarter net loss of $4.7 million

•	Second quarter Adjusted EBITDA(1) of $24.8 million

•	Second quarter net cash provided from operating activities of $20.5 million

•	Second quarter free cash flow(1) of $18.0 million

•	Second quarter cash distribution of $0.3775 per unit

•	Second quarter distribution coverage ratio(1) of 1.19x

•	Continued reduction in SGA expenditures

				June 30, 2016	June 30, 2016
	Three Months Ended			vs.	vs.
	June 30, 2016	March 31, 2016	June 30, 2015	March 31, 2016	June 30, 2015
	(In Thousands, Except Ratios, and Percentages)
Net income (loss)	$(4,680)	$(105,349)	$1,163	96%	(502)%
Adjusted EBITDA(1)	$24,799	$25,442	$31,525	(3)%	(21)%
Distributable cash flow(1)	$15,207	$14,232	$20,568	7%	(26)%
Cash distribution per unit annualized	$1.51	$1.51	$2.00	—	(25)%
Distribution coverage ratio(1)	1.19x	1.11x	1.19x	—	—
Fleet capital expenditures	$8	$436	$19,610	(98)%	(100)%
Net cash provided by operating activities	$20,469	$15,095	$19,721	36%	4%
Free cash flow(1)	$18,016	$13,742	$(213)	31%	—

(1)
Adjusted EBITDA, distributable cash flow, distribution coverage ratio, and free cash flow are non-GAAP financial measures that are defined and reconciled to the nearest GAAP financial measure on Schedules B and C in this press release.

Consolidated revenues for the quarter ended June 30, 2016 were $76.1 million compared to $81.7 million for the first quarter of 2016 and $126.5 million for the second quarter of 2015. Loss before tax for the quarter ended June 30, 2016 was $(4.1) million compared to loss before tax of $(104.7) million for the first quarter of 2016 and income before tax of $1.5 million for the second quarter of 2015.

As of June 30, 2016 compression services fleet horsepower totaled 1,130,134 horsepower. As of that date, the fleet utilization rate was 75.8%. We define the fleet utilization rate as the aggregate compressor package horsepower in service divided by the aggregate compressor package fleet horsepower as of a given date.

Unaudited results of operations for the three month period ended June 30, 2016 compared to the prior quarter and the prior year period, and unaudited results of operations for the six month period ended June 30, 2016 compared to the prior year period are presented in the accompanying financial tables.

Timothy A. Knox, President of CSI Compressco, commented, “As was the case in the prior two quarters, we were free cash flow positive for the second quarter 2016. In the second quarter we had free cash flow of $18 million before the quarterly distribution and $5 million after the distribution. With our continued focus on cost, SGA expenditures in the second quarter were down $2 million compared to the prior quarter, and to the lowest level since prior to the acquisition of Compressor Systems in August of 2014. Maintenance capital expenditures for the second quarter were $1.4 million, almost 40% below prior quarter levels. Distributable cash flow increased sequentially by $1 million, and the distribution coverage ratio improved from 1.11x in the prior quarter to 1.19x in the second quarter of 2016.

“In the second quarter of 2016 we entered into an amendment of our senior secured credit agreement which increases the maximum leverage ratio to 5.50x through the third quarter of 2016, then increasing to 5.75x through third quarter 2017, with additional step-downs following. This proactive measures addresses leverage concerns, and is one of many actions taken in dealing with the continued impact of the prolonged downturn. As of June 30, 2016 the Partnership had $236 million outstanding on its $340 million revolving credit facility.

“Our total capital expenditure forecast for 2016 remains between $20 million and $25 million as was indicated in the prior quarter. Of this, $12 million remains forecast for maintenance capital, $6 million is directed at the EnterpriseOne implementation, and up to $7 million allocated for other growth activities. We will continue our focus on maximizing the existing compression services fleet utilization, and with the improvement in natural gas prices we may selectively invest in opportunities with the proper financial return.”

Conference Call

CSI Compressco will host a conference call to discuss second quarter 2016 results today, August 5, 2016, at 10:30 am Eastern Time. The phone number for the call is 866/374-8397. The conference will also be available by live audio webcast and may be accessed through the CSI Compressco website at www.compressco.com.

Second Quarter 2016 Distribution

On July 22, 2016, CSI Compressco announced that the board of directors of its general partner declared a cash distribution attributable to the second quarter of 2016 of $0.3775 per outstanding unit, which will be paid on August 15, 2016 to unitholders of record as of the close of business on August 1, 2016. The distribution coverage ratio (which is a Non-GAAP Financial Measure defined and reconciled to the closest GAAP financial measure below) for the second quarter of 2016 was 1.19x.

CSI Compressco Overview

CSI Compressco is a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage. CSI Compressco’s compression and related services business includes a fleet of over 6,000 compressor packages providing in excess of 1.1 million in aggregate horsepower, utilizing a full spectrum of low-, medium-, and high-horsepower engines. CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression services in Mexico. CSI Compressco’s equipment sales business includes the fabrication and sale of standard compressor packages, custom-designed compressor packages, and oilfield fluid pump systems designed and fabricated primarily at our facility in Midland, Texas. CSI Compressco’s aftermarket business provides compressor package reconfiguration and maintenance services as well as the sale of compressor package parts and components manufactured by third-party suppliers. CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, mid-stream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States as well as in a number of foreign countries, including Mexico, Canada, and Argentina. CSI Compressco is managed by CSI Compressco GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release contains “forward-looking statements” and information based on our beliefs and those of our general partner, CSI Compressco GP Inc. Forward-looking statements in this press release are identifiable by the use of the following words and other similar words: “anticipates”, “assumes”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “goal”, “intends”, “may”, “might”, “plans”, “predicts”, “projects”, “schedules”, “seeks”, “should”, “targets”, “will” and “would”. These forward-looking statements include statements, other than statements of historical fact, concerning CSI Compressco’s strategy, future operations, financial position, estimated revenues, negotiations with our bank lenders, projected costs and other statements regarding CSI Compressco’s beliefs, expectations, plans, prospects, and other future events and performance. Such forward-looking statements reflect our current views with respect to future events and financial performance and are based on assumptions that we believe to be reasonable but such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to:

economic and operating conditions that are outside of our control, including the supply, demand, and prices of crude oil and natural gas; the levels of competition we encounter; the activity levels of our customers; the availability of adequate sources of capital to us; our ability to comply with contractual obligations, including those under our financing arrangements; our operational performance; the loss of our management; risks related to acquisitions and our growth strategy, including our 2014 acquisition of Compressor Systems, Inc.; the availability of raw materials and labor at reasonable prices; risks related to our foreign operations; the effect and results of litigation, regulatory matters, settlements, audits, assessments, and contingencies; risks associated with a material weakness in our internal control over financial reporting and the consequences we may encounter if we are unable to remediate that material weakness or if we identify other material weaknesses in the future; information technology risks, including the risk of cyberattack; and other risks and uncertainties contained in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC website at www.sec.gov. The risks and uncertainties referred to above are generally beyond our ability to control and we cannot predict all the risks and uncertainties that could cause our actual results to differ from those indicated by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may vary from those indicated by the forward-looking statements, and such variances may be material. All subsequent written and oral forward-looking statements made by or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements we may make, except as may be required by law.
Schedule A - Income Statement

Results of Operations (unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(In Thousands, Except per Unit Amounts)
Revenues:
Compression and related services	$57,827	$62,411	$72,826	$120,238	$148,114
Aftermarket services	9,530	8,587	9,070	18,117	23,323
Equipment sales	8,732	10,694	44,569	19,426	57,917
Total revenues	$76,089	$81,692	$126,465	$157,781	$229,354
Cost of revenues (excluding depreciation and amortization expense):
Cost of compression and related services	$29,760	$31,805	$37,490	$61,565	$74,468
Cost of aftermarket services	7,279	6,618	7,184	13,897	19,063
Cost of equipment sales	6,624	9,953	40,011	16,577	51,261
Total cost of revenues	$43,663	$48,376	$84,685	$92,039	$144,792
Depreciation and amortization	18,742	18,452	20,629	37,194	40,617
Impairments of long-lived assets	—	7,866	—	7,866	—
Selling, general, and administrative expense	8,183	10,230	10,554	18,413	21,803
Goodwill Impairment	—	92,334	—	92,334	—
Interest expense, net	8,870	8,802	8,658	17,672	17,260
Other expense, net	707	288	473	995	1,016
Income (loss) before income tax provision	$(4,076)	$(104,656)	$1,466	$(108,732)	$3,866
Provision (benefit) for income taxes	604	693	303	1,297	895
Net income (loss)	$(4,680)	$(105,349)	$1,163	$(110,029)	$2,971
Net income (loss) per diluted common unit	$(0.14)	$(3.11)	$0.02	$(3.28)	$0.07

Reconciliation of Non-GAAP Financial Measures

The Partnership includes in this release the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA as calculated for financial covenant purposes, distributable cash flow, distribution coverage ratio, and free cash flow. Adjusted EBITDA and Adjusted EBITDA as calculated for financial covenant purposes are used as supplemental financial measures by the Partnership's management to:

•	assess the Partnership's ability to generate available cash sufficient to make distributions to the Partnership's unitholders and general partner;

•	evaluate the financial performance of its assets without regard to financing methods, capital structure or historical cost basis;

•	measure operating performance and return on capital as compared to those of our competitors;

•	determine the Partnership's ability to incur and service debt and fund capital expenditures; and

•	monitor the financial performance measure used in the Partnership’s bank credit facility financial covenant.

The Partnership defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and before non-cash charges for impairments and non-cash costs of compressors sold, and excluding equity compensation, transaction costs, and severance expense.

The Partnership defines Adjusted EBITDA as calculated for financial covenant purposes as Adjusted EBITDA plus provision for doubtful accounts and other adjustments provided for in our credit facility definition of Consolidated EBITDA. This non-GAAP measure is only presented for the current quarterly period because Adjusted EBITDA for other periods referenced in this report has approximated Adjusted EBIDTA as calculated for financial covenant purposes.

Distributable cash flow is used as a supplemental financial measure by the Partnership's management as it provides important information relating to the relationship between our financial operating performance and our cash distribution capability. Additionally, the Partnership uses distributable cash flow in setting forward expectations and in communications with the board of directors of our general partner. The Partnership defines distributable cash flow as Adjusted EBITDA less current income tax expense, maintenance capital expenditures, interest expense, and severance expense, plus amortization of finance costs.

The Partnership believes that the distribution coverage ratio provides important information relating to the relationship between the Partnership’s financial operating performance and its cash distribution capability. The Partnership defines the distribution coverage ratio as the ratio of distributable cash flow to the total quarterly distribution payable, which includes, as applicable, distributions payable on all outstanding common units, the general partner interest, and the general partner’s incentive distribution rights.

The Partnership defines free cash flow as net cash provided by operating activities less capital expenditures, net of sales proceeds. Management primarily uses this metric to assess our ability to retire debt, evaluate our capacity to further invest and grow, and measure our performance as compared to our peer group of companies.

These non-GAAP financial measures should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to Adjusted EBITDA, distributable cash flow, free cash flow or other similarly titled measures of other entities, as other entities may not calculate these non-GAAP financial measures in the same manner as CSI Compressco. Management compensates for the limitation of these non-GAAP financial measures as an analytical tool by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating this knowledge into management's decision making process. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that CSI Compressco has available for distributions or that the Partnership plans to distribute for a given period, nor should they be equated to available cash as defined in the Partnership's partnership agreement.

The following table reconciles net income (loss) to Adjusted EBITDA, distributable cash flow and distribution coverage ratio for the three month periods ended June 30, 2016, March 31, 2016, and June 30, 2015, and the six month periods ended June 30, 2016 and June 30, 2015:

Schedule B - Reconciliation of Net Income to Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio

Results of Operations (unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(In Thousands)
Net income (loss)	$(4,680)	$(105,349)	$1,163	$(110,029)	$2,971
Interest expense, net	8,870	8,802	8,658	17,672	17,260
Provision for income taxes	604	693	303	1,297	895
Depreciation and amortization	18,742	18,452	20,629	37,194	40,617
Impairments of long-lived assets	—	7,866	—	7,866	—
Goodwill impairment	—	92,334	—	92,334	—
Non-cash cost of compressors sold	176	1,765	—	1,941	206
Equity compensation	825	636	727	1,461	1,204
CSI acquisition costs	—	—	—	—	208
Severance	262	243	45	505	244
Adjusted EBITDA(1)	$24,799	$25,442	$31,525	$50,241	$63,605

Less:
Current income tax expense	421	548	917	969	1,329
Maintenance capital expenditures	1,435	2,313	2,033	3,748	4,204
Interest expense	8,870	8,802	8,658	17,672	17,260
Severance	262	243	45	505	244
Plus:
Amortization of finance costs included in interest expense	1,396	696	696	2,092	1,392
Distributable cash flow	$15,207	$14,232	$20,568	$29,439	$41,960

Cash distribution attributable to period	$12,784	$12,784	$17,293	$25,568	$34,391
Distribution coverage ratio	1.19x	1.11x	1.19x	1.15x	1.22x

(1) Adjusted EBITDA as calculated for financial covenant purposes is reconciled to Adjusted EBITDA as follows;

Adjusted EBITDA	$24,799
Provision for doubtful accounts and other adjustments provided for in Credit Facility definition of Consolidated EBITDA	1,956
Adjusted EBITDA as calculated for financial covenants	$26,755

The following table reconciles cash from operations to free cash flow for the three month periods ended June 30, 2016, March 31, 2016 and June 30, 2015, and six month periods ended June 30, 2016 and June 30, 2015:

Schedule C - Reconciliation of Net Cash Provided by Operating Activities Operations to Free Cash Flow

Results of Operations (unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(In Thousands)
Net cash provided by operating activities	$20,469	$15,095	$19,721	$35,564	$52,202
Capital expenditures, net of sales proceeds	(2,453)	(1,353)	(19,934)	(3,806)	(57,092)
Free cash flow	$18,016	$13,742	$(213)	$31,758	$(4,890)

Contact:
CSI Compressco LP, Midland, Texas
Timothy A. Knox, 432/563-1170
Fax: 432/561-9732
www.csicompressco.com